FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING ANNOUNCES FIRST QUARTER 2014 RESULTS

EL PASO, Texas - May 6, 2014 - Western Refining, Inc. (NYSE: WNR) today reported first quarter 2014 net income attributable to Western, excluding special items, of $40.3 million, or $0.44 per diluted share. This compares to first quarter 2013 net income, excluding special items, of $98.8 million, or $0.94 per diluted share. Including special items, the Company recorded first quarter 2014 net income attributable to Western of $85.5 million, or $0.88 per diluted share, as compared to net income of $83.7 million, or $0.81 per diluted share for the first quarter of 2013. Special items in the first quarter of 2014 primarily consisted of a non-cash unrealized pre-tax hedging gain of $74.0 million. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
Western's financial results reflect the consolidation of financial results of both Western Refining Logistics, LP (NYSE: WNRL), a fee-based master limited partnership of which Western owns the general partner and approximately 65% of the limited partnership interests and Northern Tier Energy LP (NYSE: NTI), a variable distribution master limited partnership of which Western owns the general partner and approximately 39% of the limited partnership interests.
Commenting on the first quarter, Jeff Stevens, Western's President and Chief Executive Officer, said, "Western delivered another excellent quarter, both operationally and financially. We successfully completed one of the most extensive turnarounds ever at the El Paso refinery and I want to congratulate our employees and contractors for their commitment to safely completing this milestone event. Additionally, our investment in Northern Tier Energy helped us to achieve these strong financial results."
Stevens continued, "We further enhanced our crude oil gathering capabilities in the fast-growing Permian and San Juan Basins. With our direct pipeline access to cost-advantaged crude oils, we believe we will continue to benefit from the increased crude oil production in these regions."
During the first quarter, Western paid a dividend of $0.26 per share of common stock and in April, the Board of Directors authorized a $0.26 per share dividend for the second quarter.
Looking forward, Stevens said, "The second quarter is off to a strong start. Our refineries are running at capacity and the margin environment is strengthening as we move into the summer season. The WTI Midland/Cushing differential has widened during the quarter with April and May averaging over $8.80 per barrel and we are seeing stronger values for finished products in our regions. Overall, we are well positioned to continue to benefit from this margin environment and to invest in our business and return cash to our shareholders."

Conference Call Information
A conference call is scheduled for Tuesday, May 6, 2014, at 11:00 am EDT to discuss Western's financial results for the first quarter ended March 31, 2014. A slide presentation will be available for reference during the conference call. The call, press release and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 20875182. The audio replay will be available two hours after the end of the call through May 15, 2014, by dialing (800) 585-8367 or (404) 537-3406, passcode: 20875182.
Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded certain income and expense items from our non-GAAP financial measure and related disclosures. The excluded items are generally non-cash in nature such as unrealized net gains and losses from commodity hedging activities or losses on extinguishment of debt; however, other items that have a cash impacts, such as gains on disposal of assets and significant costs to exit an activity are also excluded. We believe it is useful for investors and financial analysts to understand our financial performance excluding such items so that they can see the operating trends underlying our business. Readers of this press release should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The Wholesale segment includes a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.
Western Refining, Inc. owns the general partner and approximately 65% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL). Western Refining, Inc. also owns the general partner and approximately 39% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).
More information about Western Refining is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about: our enhanced crude oil gathering capabilities; our ability to benefit from increased crude oil production in the Permian and San Juan Basins; the future margin environment; the future WTI Midland/Cushing differential; continued stronger values for finished products in our regions; our ability to continue to benefit from the current margin environment; and, our ability to invest in our business and to return cash to shareholders. These statements are subject to the general risks inherent in the Company's business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized, or otherwise materially affect our financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
We report our operating results in five business segments: the refining group, the wholesale group, the retail group, WNRL and NTI.

•
Our refining segment operates two refineries in the Southwest owned by Western that process crude oil and other feedstocks primarily into gasoline, diesel fuel, jet fuel and asphalt. We market refined products to a diverse customer base including wholesale distributors and retail chains.

•
Our wholesale segment includes a fleet of crude oil and refined product truck transports and wholesale petroleum product operations in the Southwest region. The wholesale group also markets refined products in the Northeast and Mid-Atlantic regions. Wholesale receives its product supply from the refining group and third-party suppliers.

•	Our retail segment operates retail convenience stores located in the Southwest that sell gasoline, diesel fuel and convenience store merchandise.

•	WNRL owns and operates terminal, storage and transportation assets and provides related services primarily to our refining group in the Southwest.

•
NTI owns and operates refining and transportation assets and operates retail convenience store assets and supports franchised retail convenience stores primarily in the Upper Great Plains region of the U.S.

The following tables set forth our unaudited summary historical financial and operating data for the periods indicated below:

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$3,725,143	$2,178,219
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	3,160,737	1,789,186
Direct operating expenses (exclusive of depreciation and amortization) (1)	198,349	121,860
Selling, general and administrative expenses	58,732	26,552
Loss on disposal of assets, net	886	—
Maintenance turnaround expense	46,446	43,168
Depreciation and amortization	46,410	24,332
Total operating costs and expenses	3,511,560	2,005,098
Operating income	213,583	173,121
Other income (expense):
Interest income	195	151
Interest expense and other financing costs	(26,860)	(17,988)
Amortization of loan fees	(2,097)	(1,604)
Loss on extinguishment of debt	(8)	(22,047)
Other, net	(7,917)	197
Income before income taxes	176,896	131,830
Provision for income taxes	(49,199)	(48,111)
Net income	127,697	83,719
Less net income attributed to non-controlling interest	42,151	—
Net income attributable to Western Refining, Inc.	$85,546	$83,719
Basic earnings per share	$1.07	$0.96
Diluted earnings per share	0.88	0.81
Weighted average basic shares outstanding	79,729	86,726
Weighted average dilutive shares outstanding (2)	102,522	109,097

Cash Flow Data
Net cash provided by (used in):
Operating activities	$64,032	$(35,633)
Investing activities	(50,449)	(261,423)
Financing activities	(50,016)	91,454
Other Data
Adjusted EBITDA (3)	$225,631	$242,692
Capital expenditures	50,598	65,625
Balance Sheet Data (at end of period)
Cash and cash equivalents	$431,637	$248,365
Working capital	720,541	594,069
Total assets	5,630,731	2,694,354
Total debt and lease financing obligation	1,413,603	723,758
Shareholders’ equity	2,658,916	918,539

(1)
Excludes $1,058.2 million and $1,009.1 million of intercompany sales; $1,054.3 million and $1,007.0 million of intercompany cost of products sold; and $3.9 million and $2.1 million of intercompany direct operating expenses for the three months ended March 31, 2014 and 2013, respectively.

(2)
Our computation of diluted earnings per share potentially includes our Convertible Senior Unsecured Notes and our restricted shares and share units. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings per share calculation. For purposes of the diluted earnings per share calculation, we assumed issuance of 0.2 million restricted shares and share units and assumed issuance of 22.6 million shares related to the Convertible Senior Unsecured Notes for the three months ended March 31, 2014. We assumed issuance of 0.2 million restricted shares and share units and assumed issuance of 22.1 million shares related to the Convertible Senior Unsecured Notes for the three months ended March 31, 2013.

(3)
Adjusted EBITDA represents earnings before interest expense and other financing costs, amortization of loan fees, provision for income taxes, depreciation, amortization, maintenance turnaround expense, and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under United States generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA), and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•
Adjusted EBITDA, as we calculate it, differs from the NTI and WNRL Adjusted EBITDA calculations and may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$85,546	$83,719
Net income attributed to non-controlling interest	42,151	—
Interest expense and other financing costs	26,860	17,988
Provision for income taxes	49,199	48,111
Amortization of loan fees	2,097	1,604
Depreciation and amortization	46,410	24,332
Maintenance turnaround expense	46,446	43,168
Loss on disposal of assets, net	886	—
Loss on extinguishment of debt	8	22,047
Unrealized (gain) loss on commodity hedging transactions	(73,972)	1,723
Adjusted EBITDA	$225,631	$242,692

EBITDA by Reporting Entity
Western Adjusted EBITDA	$123,151	$242,692
WNRL EBITDA	14,650	—
NTI Adjusted EBITDA	87,830	—
Adjusted EBITDA	$225,631	$242,692

	Three Months Ended
	March 31,
	2014
	Western	WNRL	NTI
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$54,205	$7,144	$24,197
Net income attributed to non-controlling interest	—	3,789	38,362
Interest expense and other financing costs	20,503	225	6,132
Provision for income taxes	49,080	119	—
Amortization of loan fees	1,968	129	—
Depreciation and amortization	24,181	3,244	18,985
Maintenance turnaround expense	46,446	—	—
Gain (loss) on disposal of assets, net	898	—	(12)
Loss on extinguishment of debt	8	—	—
Unrealized (gain) loss on commodity hedging transactions	(74,138)	—	166
Adjusted EBITDA	$123,151	$14,650	$87,830

Consolidating Financial Data
The following tables set forth our consolidating historical financial data for the periods presented below.

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
	(In thousands)
Operating Income (Loss)
Refining	$135,736	$181,883
Wholesale	10,507	8,759
Retail	(2,103)	(2,154)
Corporate and other	(18,689)	(15,367)
Total Western	$125,451	$173,121
WNRL	11,403	—
NTI	76,729	—
Operating income	$213,583	$173,121
Depreciation and Amortization
Total Western	$24,181	$24,332
WNRL	3,244	—
NTI	18,985	—
Depreciation and amortization expense	$46,410	$24,332
Capital Expenditures
Total Western	$37,513	$65,625
WNRL	5,904	—
NTI	7,181	—
Capital expenditures	$50,598	$65,625
Balance Sheet Data (at end of period)
Cash and cash equivalents
Total Western	$219,283	$248,365
WNRL	82,951	—
NTI	129,403	—
Cash and cash equivalents	$431,637	$248,365
Total debt
Total Western	$1,110,605	$713,639
WNRL	—	—
NTI	278,247	—
Total debt	$1,388,852	$713,639
Total debt to capitalization ratio (1)	115.7%	77.7%
Total working capital
Total Western	$490,561	$594,069
WNRL	82,738	—
NTI	147,242	—
Total working capital	$720,541	$594,069

(1)
Calculation of total debt to capitalization ratio for the three months ended March 31, 2014 excludes NTI debt of $278.2 million and total equity of $1,699.4 million attributable to non-controlling interest.

Refining Segment
El Paso and Gallup Refineries and Related Operations

	Three Months Ended
	March 31,
	2014	2013
	(In thousands, except per barrel data)
Statement of Operations Data (Unaudited):
Net sales (including intersegment sales) (1)	$2,041,199	$1,776,086
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (2)	1,759,198	1,442,152
Direct operating expenses (exclusive of depreciation and amortization)	72,737	81,875
Selling, general, and administrative expenses	7,130	6,754
Loss on disposal of assets, net	484	—
Maintenance turnaround expense	46,446	43,168
Depreciation and amortization	19,468	20,254
Total operating costs and expenses	1,905,463	1,594,203
Operating income	$135,736	$181,883
Key Operating Statistics
Total sales volume (bpd) (3)	200,750	160,633
Total refinery production (bpd)	135,000	120,712
Total refinery throughput (bpd) (4)	137,486	122,373
Per barrel of throughput:
Refinery gross margin (2) (5)	$22.79	$30.32
Refinery gross margin excluding hedging activities (2) (5)	15.47	33.09
Refinery gross margin excluding fees paid to WNRL (2) (7)	25.35	30.32
Gross profit (2) (5)	21.22	28.48
Direct operating expenses (6)	5.88	7.43
Direct operating expenses including WNRL expenses (6) (8)	7.18	7.43

The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
El Paso and Gallup Refineries

	Three Months Ended
	March 31,
	2014	2013
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	66,918	67,613
Diesel and jet fuel	56,102	45,040
Residuum	4,349	4,083
Other	7,631	3,976
Total refinery production (bpd)	135,000	120,712
Refinery throughput (bpd):
Sweet crude oil	113,443	100,123
Sour crude oil	19,106	21,368
Other feedstocks and blendstocks	4,937	882
Total refinery throughput (bpd) (4)	137,486	122,373

El Paso Refinery

	Three Months Ended
	March 31,
	2014	2013
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	49,365	51,522
Diesel and jet fuel	47,666	37,948
Residuum	4,349	4,083
Other	5,820	3,235
Total refinery production (bpd)	107,200	96,788
Refinery throughput (bpd):
Sweet crude oil	87,863	77,068
Sour crude oil	19,106	21,368
Other feedstocks and blendstocks	2,171	(490)
Total refinery throughput (bpd) (4)	109,140	97,946
Total sales volume (bpd) (3)	127,496	128,494
Per barrel of throughput:
Refinery gross margin (2) (5)	$15.78	$34.57
Refinery gross margin excluding fees paid to WNRL (2) (7)	17.96	34.57
Direct operating expenses (6)	4.89	6.10
Direct operating expenses including WNRL expenses (6) (8)	5.50	6.10

Gallup Refinery

	Three Months Ended
	March 31,
	2014	2013
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	17,553	16,091
Diesel and jet fuel	8,436	7,092
Other	1,811	741
Total refinery production (bpd)	27,800	23,924
Refinery throughput (bpd):
Sweet crude oil	25,580	23,055
Other feedstocks and blendstocks	2,766	1,372
Total refinery throughput (bpd) (4)	28,346	24,427
Total sales volume (bpd) (3)	33,198	32,139
Per barrel of throughput:
Refinery gross margin (2) (5)	$13.56	$26.77
Refinery gross margin excluding fees paid to WNRL (2) (7)	17.59	26.77
Direct operating expenses (6)	8.44	10.07
Direct operating expenses including WNRL expenses (6) (8)	9.16	10.07

(1)
Refining net sales for the three months ended March 31, 2014 include $354.4 million representing 40,056 bpd in crude oil sales to third-parties without comparable activity in 2013. The majority of the crude oil sales resulted from the purchase of barrels in excess of what was required for production purposes in the El Paso and Gallup refineries.

(2)
Cost of products sold for the combined refining segment includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for the individual refineries.

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
	(In thousands)
Realized hedging gain (loss), net	$16,484	$(28,819)
Unrealized hedging gain (loss), net	74,138	(1,723)
Total hedging gain (loss), net	$90,622	$(30,542)

(3)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 13.1% of our total consolidated sales volumes for the three months ended March 31, 2014. The majority of the purchased refined products are distributed through our wholesale refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(4)	Total refinery throughput includes crude oil and other feedstocks and blendstocks.

(5)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

The following table reconciles combined gross profit for all refineries to combined gross margin for all refineries for the periods presented:

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$2,041,199	$1,776,086
Cost of products sold (exclusive of depreciation and amortization)	1,759,198	1,442,152
Depreciation and amortization	19,468	20,254
Gross profit	262,533	313,680
Plus depreciation and amortization	19,468	20,254
Refinery gross margin	$282,001	$333,934
Refinery gross margin per refinery throughput barrel	$22.79	$30.32
Gross profit per refinery throughput barrel	$21.22	$28.48

(6)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(7)
For the three months ended March 31, 2014, cost of products sold for the combined refining segment includes $21.4 million and $10.3 million from the El Paso and Gallup refineries, respectively, with no comparable activity in prior periods. Concurrent with the closing of its initial public offering on October 16, 2013, WNRL entered into fee-based commercial and service agreements with Western under which it operates assets contributed by Western for the purpose of generating fee-based revenues. Under these agreements, WNRL provides various pipeline, gathering, transportation, terminalling and storage services to Western and Western pays fees to WNRL based on minimum monthly throughput volumes of crude oil and refined and other products, and reserved storage capacity. Most of WNRL's assets are integral to the operations of Western’s El Paso and Gallup refineries.

(8)
Direct operating expenses including WNRL expenses per throughput barrel for the three months ended March 31, 2014 includes $6.0 million and $1.8 million of WNRL directing operating expenses associated with El Paso and Gallup refinery operations, respectively.

Wholesale Segment

	Three Months Ended
	March 31,
	2014	2013
	(In thousands, except per gallon data)
Statement of Operations Data (Unaudited)
Net sales (including intersegment sales)	$1,172,418	$1,133,717
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,139,235	1,105,024
Direct operating expenses (exclusive of depreciation and amortization)	18,630	16,064
Selling, general and administrative expenses	2,878	2,905
Gain on disposal of assets, net	(4)	—
Depreciation and amortization	1,172	965
Total operating costs and expenses	1,161,911	1,124,958
Operating income	$10,507	$8,759
Operating Data
Fuel gallons sold	384,728	355,633
Fuel gallons sold to retail (included in fuel gallons sold)	61,594	61,428
Average fuel sales price per gallon	$3.15	$3.31
Average fuel cost per gallon	3.09	3.24
Fuel margin per gallon (1)	0.07	0.08
Lubricant gallons sold	3,024	2,900
Average lubricant sales price per gallon	$11.67	$11.00
Average lubricant cost per gallon	10.54	9.91
Lubricant margin (2)	9.7%	9.9%

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$1,211,860	$1,176,037
Excise taxes included in fuel sales	(88,166)	(83,237)
Lubricant sales	35,292	31,893
Other sales	13,432	9,024
Net sales	$1,172,418	$1,133,717
Cost of Products Sold
Fuel cost of products sold	$1,188,967	$1,153,357
Excise taxes included in fuel cost of products sold	(88,166)	(83,237)
Lubricant cost of products sold	31,885	28,743
Other cost of products sold	6,549	6,161
Cost of products sold	$1,139,235	$1,105,024
Fuel margin per gallon (1)	$0.07	$0.08

(1)
Wholesale fuel margin per gallon is a function of the difference between wholesale fuel sales and cost of fuel sales divided by the number of total gallons sold less gallons sold to our retail segment. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(2)
Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended
	March 31,
	2014	2013
	(In thousands, except per gallon data)
Statement of Operations Data (Unaudited)
Net sales (including intersegment sales)	$279,577	$277,555
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	249,183	249,016
Direct operating expenses (exclusive of depreciation and amortization)	27,583	26,054
Selling, general and administrative expenses	2,182	1,967
Depreciation and amortization	2,732	2,672
Total operating costs and expenses	281,680	279,709
Operating income	$(2,103)	$(2,154)
Operating Data
Fuel gallons sold	73,387	72,882
Average fuel sales price per gallon	$3.34	$3.38
Average fuel cost per gallon	3.20	3.24
Fuel margin per gallon (1)	0.14	0.14

Merchandise sales	$60,470	$57,826
Merchandise margin (2)	28.9%	28.3%
Operating retail outlets at period end	229	222

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$244,990	$246,098
Excise taxes included in fuel sales	(28,702)	(28,623)
Merchandise sales	60,470	57,826
Other sales	2,819	2,254
Net sales	$279,577	$277,555
Cost of Products Sold
Fuel cost of products sold	$234,816	$236,125
Excise taxes included in fuel cost of products sold	(28,702)	(28,623)
Merchandise cost of products sold	42,976	41,457
Other cost of products sold	93	57
Cost of products sold	$249,183	$249,016
Fuel margin per gallon (1)	$0.14	$0.14

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

WNRL
The following table sets forth the summary operating results for WNRL. There is no comparable activity prior to WNRL's commencement of operations on October 16, 2013.

Three Months Ended
March 31,
2014
(In thousands, except key operating statistics)
(Unaudited)
Revenues:
Affiliate	$32,056
Third-party	701
Total revenues	32,757
Operating costs and expenses:
Operating and maintenance expenses	16,135
General and administrative expenses	1,975
Depreciation and amortization	3,244
Total operating costs and expenses	21,354
Operating income	$11,403
Other income (expense):
Interest income	—
Interest expense and other financing costs	(225)
Amortization of loan fees	(129)
Loss on extinguishment of debt	—
Other, net	3
Income before income taxes	$11,052

Income attributed to non-controlling interest	$3,789

Key Operating Statistics
Pipeline and gathering (bpd):
Mainline movements:
Permian/Delaware Basin system	15,343
Four Corners system (1)	41,015
Gathering (truck offloading):
Permian/Delaware Basin system	22,164
Four Corners system	11,400
Terminalling, transportation and storage (bpd):
Shipments into and out of storage (includes asphalt)	340,588

NTI
The following table sets forth the summary operating results for NTI. We acquired the general partner and a 38.7% limited partner interest in NTI on November 12, 2013. There is no comparable activity in prior periods.

Three Months Ended
March 31,
2014
(In thousands, except per barrel data)
(Unaudited)
Net sales	$1,257,378
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,067,390
Direct operating expenses (exclusive of depreciation and amortization)	67,181
Selling, general and administrative expenses	27,105
Gain on disposal of assets, net	(12)
Depreciation and amortization	18,985
Total operating costs and expenses	1,180,649
Operating income	$76,729
Other income (expense):
Interest income	88
Interest expense and other financing costs	(6,132)
Amortization of loan fees	—
Loss on extinguishment of debt	—
Other, net	(8,126)
Income before income taxes	$62,559

Income attributed to non-controlling interest	$38,362
Key Operating Statistics
Total sales volume (bpd)	89,162
Total refinery production (bpd)	92,932
Total refinery throughput (bpd) (2)	92,628
Per barrel of throughput:
Refinery gross margin (1) (3)	$18.07
Refinery gross margin excluding hedging activities (1) (3)	18.18
Gross profit (1) (3)	16.02
Direct operating expenses (4)	4.49
Retail fuel gallons sold (in thousands)	73,039
Retail fuel margin per gallon (5)	$0.19
Merchandise sales	78,548
Merchandise margin (6)	25.9%

Company-operated retail outlets at period end	164
Franchised retail outlets at period end	79

Reconciliation of Special Items
We present certain additional financial measures below and elsewhere in this press release that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
	(In thousands, except per share data)
Reported diluted earnings per share	$0.88	$0.81
Income before income taxes	$176,896	$131,830
Unrealized loss (gain) on commodity hedging transactions	(73,972)	1,723
Loss on disposal of assets, net	886	—
NTI severance costs	9,399	—
Loss on extinguishment of debt	8	22,047
Earnings before income taxes excluding special items	113,217	155,600
Recomputed income taxes after special items (1)	(24,888)	(56,778)
Net income excluding special items	88,329	98,822
Net income attributed to non-controlling interest	48,015	—
Net income attributable to Western after special items	$40,314	$98,822
Diluted earnings per share excluding special items	$0.44	$0.94

(1)	We recompute income taxes after deducting earnings attributed to non-controlling interest.